EXHIBIT 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use of our report dated January 24, 1997, on the financial statements of Bolt Manufacturing Co., Inc. as of December 31, 1996 and 1995, and for each of the years then ended included herein in the Industrial Holdings, Inc. Registration Statement on Form S-2.


WEINSTEIN SPIRA & COMPANY, P.C.

Houston, Texas
October 10, 1997